Exhibit 99.1

GERHARD BURBACH JOINS FLUIDIGM BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, Calif. – Jan. 14, 2013 – Fluidigm Corporation (NASDAQ:FLDM) today announced that Gerhard F. Burbach has been appointed to Fluidigm’s Board of Directors. Mr. Burbach will also join the Board’s Audit and Compensation Committees.

“We are extremely pleased to have a seasoned executive of Gary Burbach’s caliber joining the board of Fluidigm. Gary has extensive operating experience, as well as strong strategic skills and expertise that we believe will contribute to the continued success of Fluidigm,” said Sam Colella, Fluidigm Chairman of the Board.

“Fluidigm is leading the charge into single-cell genomics. The company’s extraordinary proprietary microfluidic technology automates the single-cell workflow and lowers costs so that groundbreaking research in this exciting new field becomes readily achievable. I look forward to joining Fluidigm’s Board of Directors and working with the management team to bring these significant opportunities to reality,” said Mr. Burbach.

Mr. Burbach currently serves as president, chief executive officer and director of Thoratec Corporation, a publicly-traded company that develops, manufactures and markets proprietary medical devices used for circulatory support.

Mr. Burbach has extensive experience in the medical technology industry. Prior to joining Thoratec Corporation in January 2006, he served as president and chief executive officer of Digirad Corporation from April 2005 to January 2006. He also has been a member of Digirad’s board of directors since 2004. From July 2003 to April 2005, Mr. Burbach served as president and chief executive officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices. From January 2001 to July 2003, he served as chief executive officer of Philips Nuclear Medicine, a division of Philips Electronics, and, before its acquisition by Philips, worked for four years for ADAC Laboratories, most recently as president.

Mr. Burbach also spent six years with the management consulting firm of McKinsey & Company, Inc., where he was most recently a senior engagement manager in the firm’s healthcare practice.

Mr. Burbach has a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Fluidigm’s future performance, opportunities in the single-cell genomics market, and the ability of management personnel and our board of directors to contribute to the growth of Fluidigm’s business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements, including (among others) risks relating to research and development activities and the growth of new and developing markets, Fluidigm’s ability to successfully launch new products and applications, and competition in Fluidigm’s primary markets. Information on these and additional risks affecting Fluidigm’s business and operating results are contained in its filings with the Securities and Exchange Commission, including its most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. These forward-looking statements speak only as of the date hereof and Fluidigm disclaims any obligation to update these statements.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits (IFCs), assays and other reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets four microfluidic systems, including thirteen different IFCs, to leading academic institutions, diagnostic laboratories, and pharmaceutical, biotechnology and Ag-Bio companies. Fluidigm products are marketed for research purposes only (not for diagnostic use).

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation. All other trademarks are the property of their respective owners.

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CONTACT:

Howard High – Press Relations

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com